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                                                                   EXHIBIT 10.58
                             AMENDED AND RESTATED

                         MATTEL 1996 STOCK OPTION PLAN


1.   Purpose.   The purpose of the Amended and Restated Mattel, Inc. 1996
Stock Option Plan ("Plan") is to promote the interests of Mattel, Inc. ("Company") and its stockholders by enabling the Company to offer an opportunity to acquire an equity interest in the Company so as to better attract, retain, and reward employees, directors, and other persons providing services to the Company and, accordingly, to strengthen the mutuality of interests between those persons and the Company's stockholders by providing those persons with a proprietary interest in pursuing the Company's long-term growth and financial success.

2.   Definitions.   For purposes of this Plan, the following terms shall
have the meanings set forth below.

 (a) "Board" means the Board of Directors of Mattel, Inc.

 (b) "Code" means the Internal Revenue Code of 1986, as amended.
Reference to any specific section of the Code shall be deemed to be a reference to any successor provision.

 (c) "Committee" means the Compensation/Options Committee of the Board, or such other committee of the Board that is designated by the Board to administer the Plan. In the event that one or more members of the Committee do not comply with the eligibility requirements of Rule 16b-3 or Code Section 162(m), then the entire Board may serve as the Committee for purposes of this Plan.

 (d) "Common Stock" means the common stock of Mattel, Inc., $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

 (e) "Company" means Mattel, Inc., a Delaware corporation, or any successor corporation. Except where the context indicates otherwise, the term "Company" shall include its Parent and Subsidiaries.

 (f) "Disabled" means that there is a determination to that effect under the group long-term disability plan of the Company and the Participant is also approved for permanent disability benefits by the Social Security Administration. However, in no event will a Participant be considered to be disabled for purposes of this Plan if the Participant's incapacity is a result of intentionally self-inflicted injuries (while sane or insane), alcohol or drug abuse, or a criminal act for which the Participant is convicted or to which the Participant pleads guilty or nolo contendere.

 (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

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 (h) "Fair Market Value" shall mean, unless a different method or value is determined by the Committee, the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for that day, or, if the New York Stock Exchange is closed on that day, the next preceding day on which the New York Stock Exchange was open. In the case of an Incentive Stock Option, "Fair Market Value" shall be determined without reference to any restriction other than one that, by its terms, will never lapse.

 (i) "Grant" means an award of an Option or Restricted Stock.

 (j) "Incentive Stock Option" means an option to purchase Common Stock that is intended to be and is specifically designated as an incentive stock option under Section 422 of the Code.

 (k) "Insider" means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.

 (l) "Non-Qualified Stock Option" means an option to purchase Common Stock that is intended not to be and is specifically designated as not being an Incentive Stock Option.

 (m) "Option" means an Incentive Stock Option or a Non-Qualified Stock
Option.

 (n) "Outside Director" means a director who is not also an employee of the Company. In the case of an individual who was formerly an employee of the Company, the individual will not be considered to be an Outside Director for purposes of Section 14 below until the first anniversary of his Severance. Such an individual shall be eligible to receive Grants pursuant to Section 14 below on the first day on which the individual is again elected to the Board of Directors after such anniversary.

 (o) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(e).

 (p) "Participant" means a person who has received a Grant.

 (q) "Plan" means this Amended and Restated Mattel, Inc. 1996 Stock Option Plan, as it may be amended from time to time.

 (r) "Restricted Stock" means shares of Common Stock issued pursuant
Section 11 below that are subject to restrictions on ownership.

 (s) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.

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 (t) "Severance" means, with respect to a Participant, the termination of his or her provision of services to the Company as an employee, director, or independent contractor, whether by reason of death, disability, resignation, dismissal, or any other reason. For purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds ninety (90) days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless his or her rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a Severance because of a transfer of employment between the Company and a Subsidiary or a Parent (or vice versa).

 (u) "Stock Appreciation Right" means a right granted pursuant to
Section 12 below to receive a payment in cash, shares of Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the Fair Market Value of the Common Stock on the date the right was granted.

 (v) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).

 (w) For purposes of the rules relating to Incentive Stock Options, "Ten Percent Stockholder" means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the capital stock of the Company or of any of its Parents or Subsidiaries.

3.   Administration.

 (a) Except as set forth in Section 15(b) below, this Plan shall be administered by the Committee. The Board may remove members from, or add members to, the Committee at any time. The Committee shall be composed of individuals selected in a manner that complies with Rule 16b-3 and with Code Section 162(m).

 (b) The Committee may conduct its meetings in person or by telephone. One-third (1/3rd) of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.

 (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in connection with the interpretation and administration of this Plan shall be binding upon all parties.

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 (d) Subject to the limitations of Sections 16 and 22 below, the
Committee is expressly authorized to make such modifications to this Plan as well as to the Options, Restricted Stock, and Stock Appreciation Rights granted hereunder as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

 (e) The Committee may delegate its responsibilities to others under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to the granting of Options to Insiders, except to the extent permitted by Rule 16b-3.

4.   Duration of Plan.

 (a) This Plan shall be effective as of January 1, 1996, and was approved by the Company's stockholders on May 8, 1996.

 If either of the items set forth below are changed, the approval of the stockholders must again be obtained to preserve the ability of Incentive Stock Options to qualify for favorable tax treatment:

  (i) The class of employees entitled to receive Incentive Stock
Options; and

  (ii) The aggregate number of shares of Common Stock that may be issued under the Plan, except as adjusted pursuant to Section 18 below.

 (b) Unless terminated earlier pursuant to Section 19, this Plan shall terminate on December 31, 2005, except with respect to Options, Restricted Stock, and Stock Appreciation Rights then outstanding.

5.   Number of Shares.

 (a) The maximum number of shares of Common Stock for which Grants may be awarded under the Plan in a calendar year during any part of which the Plan is effective shall be one and a half percent (1.5%) of the total outstanding shares of the capital stock of the Company as of the first day of that calendar year. Any unused portion of the percentage limit for any calendar year shall be carried forward and be made available for Grants in succeeding calendar years. However, in no event shall more than fifty million (50,000,000) shares of Common Stock be cumulatively available for Grants under the Plan. The maximum number of shares that may be issued to a single Participant in a single calendar year is one million (1,000,000).

 (b) In the event that a Participant pays part or all of the exercise price of an Option or the purchase price of Restricted Stock in the form of Common Stock, only the net additional shares issued (i.e., the number of shares issued in excess of the number of shares surrendered) will be taken into account for purposes of the limitations of Paragraph (a) above.

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 (c) Upon the forfeiture of shares of Restricted Stock, the forfeited shares of Common Stock shall again become available for use under the Plan. Upon the expiration or termination of an outstanding Option which shall not have been exercised in full, the shares of Common Stock remaining unissued under the Option shall again become available for use under the Plan.

6.   Eligibility.

 (a) Persons eligible to receive Grants under this Plan shall consist of key employees, directors, and other persons providing services to the Company. However, Incentive Stock Options may only be granted to employees.

 (b) In the event that the Company acquires another entity by merger or otherwise, the Committee may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for the acquired entity upon such terms and conditions as the Committee shall determine, taking into account the limitations of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

7.   Form of Options.   Options shall be granted under this Plan on such
terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of this Plan, but which need not be identical from Option to Option.

 (a) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Options subject to the provisions of Section 6(b) above, the exercise price of a Non-Qualified Stock Option, determined on the date of the Grant, shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock. Except in the case of Options subject to the provisions of
Section 6(b) above, the exercise price of an Incentive Stock Option, determined on the date of the Grant, shall be no less than:

  (i) One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Stockholder; or

  (ii) One hundred percent (100%) of the Fair Market Value of the Common Stock in the case of any other employee.

 (b) Except in the case of Options subject to the provisions of Section 6(b) above, the aggregate Fair Market Value (determined as of the date of Grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422.

 (c) The Committee may include dividend equivalent rights on shares of Common Stock that are subject to Options. The Committee shall specify in the Option such terms as it deems appropriate regarding the dividend equivalent rights, including whether the dividend rights are payable

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currently or only when the Option is exercised, and whether any interest accrues on any unpaid dividend equivalent rights. In deciding whether to grant dividend equivalent rights to an individual, the Committee shall take into consideration the impact (if any) under Code Section 162(m) of granting such rights in connection with the Option.

8.   Exercise of Options.

 (a) An Option shall be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option. Options shall only be exercisable for whole numbers of shares.

 (b) Options are exercised by payment of the full amount of the purchase price to the Company. The payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the person exercising the Option or by withholding shares that would otherwise be issued upon the exercise of the Option. If the payment is made by means of the surrender of Restricted Stock, a number of shares issued upon the exercise of the Option equal to the number of shares of Restricted Stock surrendered shall be subject to the same restrictions as the Restricted Stock that was surrendered. The Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option.

 (c) In the event of the Disability of the Participant, an Option held by the Participant may be exercised (to the extent that the Option is then exercisable) by his or her conservator, agent under durable power of attorney, or trustee of any trust holding the Option.

 (d) In the event of the death of the Participant, an Option held by the Participant may be exercised (to the extent that the Option is then exercisable) by his or her administrator, executor, personal representative, or trustee of a trust holding the Option, or other person to whom the Option has been transferred by means of the laws of descent and distribution.

9.   Termination of Options.

 (a) Except to the extent the terms of an Option require its prior termination, each Option shall terminate on the earliest of the following dates:

  (i) The date which is ten (10) years from the date on which the Option is granted or five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder; or

  (ii) The date that is sixty (60) days from the date of the Severance of the Participant to whom the Option was granted; provided, however, that if the Participant's Severance is as a result

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of death, then the date shall be extended to one (1) year from the date of the Severance of the Participant to whom the Option was granted.

 (b) Notwithstanding the provisions of Paragraph (a) above, in the case of a Participant who incurs a Severance after the attainment of age fifty-five (55) and the completion of five (5) years of service (as determined for a Participant who is also an employee of the Company in accordance with the terms of the Mattel, Inc. Personal Investment Plan), the Participant's Non-Qualified Stock Options will continue to vest for five (5) years following Severance, and the Participant will be able to exercise his or her Non-Qualified Stock Options until the earlier of (i) five (5) years following Severance or (ii) the date on which the Options would otherwise expire.

10.   Reload Options.

 (a) In the case of a Participant who pays the exercise price of an Option prior to the date on which it expires by means of surrendering shares of Common Stock previously acquired by the Participant, the Committee may at its discretion grant the Participant another Option ("Reload Option") of the same type (i.e., an Incentive Stock Option or Non-Qualified Stock Option) as the Option being exercised ("Underlying Option") for the same number of shares that were so surrendered.

 (b) The duration of the Reload Option will be for the remaining term of the Underlying Option, and the Exercise Price shall be the Fair Market Value of the Common Stock on the day on which the Underlying Option was exercised.

 (c) Reload Options may only be granted to individuals performing services for the Company at the time the Underlying Option is exercised. Furthermore, Reload Options will not be available with respect to the exercise of Options issued pursuant to Section 14 below (relating to Outside Directors). A Reload Option may not be granted upon the exercise of another Reload Option.

11.   Restricted Stock.

 (a) The Committee may issue Grants of Restricted Stock upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants.

 (b) Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other forms of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant.

 (c) A Participant shall not have a vested right to the Restricted Stock until the satisfaction of the vesting requirements specified in the Grant.

 (d) A Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the Participant shall have all of the rights of a stockholder of the

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Company with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends.

 (e) The following rules apply with respect to events that occur prior to the date on which the Participant obtains a vested right to the Restricted Stock.

   (i) Stock dividends issued with respect to the shares covered by a Grant of Restricted Stock shall be treated as additional shares received under the Grant of Restricted Stock.

   (ii) Cash dividends are taxable compensation to the Participant that is deductible by the Company.

12.   Stock Appreciation Rights.

 (a) Stock Appreciation Rights may be granted separately or in conjunction with all or part of an Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the Grant of the Option. In the case of an Incentive Stock Option, the rights may be granted only at the time of the Grant of the Incentive Stock Option.

 (b) A Stock Appreciation Right that is granted in conjunction with an Option may provide that it may only be exercised when the Option may be exercised. Furthermore, Stock Appreciation Rights issued to Insiders may only be exercised in accordance with Rule 16b-3.

13. Participant Elections. Pursuant to such rules and procedures as may be prescribed by the Committee, Participants may elect to exchange one type of Grant under the Plan for another type of Grant, and/or enter into other arrangements to defer the receipt of income or items of tax preference that would otherwise be recognized by the Participant under the Plan.

14.   Outside Directors.   Outside Directors may participate in the Plan
only in accordance with this Section 14.

 (a) Upon the date of the commencement of an individual's service as an Outside Director, the individual shall receive a Non-Qualified Stock Option to purchase fifteen thousand (15,000) shares of Common Stock. In the case of an individual who already was a member of the Board on the date of stockholder approval of the Plan, that individual will receive a similar Grant on that date. The exercise price will be the Fair Market Value of the stock on the date on which the individual is elected to the Board, or the date of stockholder approval of the Plan in the case of an individual who was a director before the date of stockholder approval of the Plan. The Option will be immediately exercisable, and it will expire on the tenth anniversary of the date of its Grant.

 (b) Upon the date of each subsequent re-election to the Board, each Outside Director shall receive a Non-Qualified Stock Option in the amount of shares corresponding to his or her years of service as set forth in the table below. The exercise price will be the Fair Market Value of the stock

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on the date on which such individual is re-elected to the Board. In calculating years of service, partial years of service shall be counted as whole years of service.

         YEARS OF        AMOUNT OF
         SERVICE           OPTION
         --------        ---------
           1-5               5,000
            6+              10,000

 This Option shall vest at the rate of twenty-five percent (25%) per year of service, and shall expire on the tenth anniversary of the date of its Grant.

 (c) Except as otherwise required to conform to the requirements of applicable laws, the provisions of this Section 14 may not be amended more than once every six (6) months.

15.   Bonus Grants and Grants In Lieu Of Compensation.

 (a) The Committee is authorized to grant shares of Common Stock as a bonus, or to grant shares of Common Stock, Restricted Stock or Options in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements. Such grants shall be upon such terms and conditions as the Committee may deem appropriate.

 (b) The Committee is authorized to grant shares of Common Stock to members of the Board, including members of the Committee, in lieu of all or a lesser percentage of their compensation for service on the Board or any committee of the Board. Such shares of Common Stock shall be valued at the Fair Market Value on the date of grant, which shall be the date such compensation would otherwise have been paid by the Company in cash. Such grants of Common Stock shall be upon such terms and conditions as the Committee shall deem appropriate.

16.   Modification of Options.

 (a) The Committee may modify an existing Option, including the right to:

   (i)   Accelerate the right to exercise it;

   (ii)  Extend or renew it; or

   (iii) Cancel it and issue a new Option.

 However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his or her consent. The Committee may make similar modifications to Grants of Restricted Stock.

 (b) In the event that the Board amends the terms of an Option so that it no longer qualifies as an Incentive Stock Option under Code Section 422, the limitations imposed upon the Option under the

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Code and the Plan solely by virtue of it (formerly) qualifying as an
Incentive Stock Option shall no longer apply, to the extent specified in the amendment.

 (c) Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h).

 (d) Whether a modification of an existing Option granted to an Insider will be treated as a new Option for purposes of Section 16 of the Exchange Act will be determined in accordance with Rule 16b-3.

17.   Non-transferability of Grants.

 (a) During the lifetime of the Participant, Incentive Stock Options are exercisable only by the Participant. Incentive Stock Options are not assignable or transferable except by will or the laws of descent and distribution.

 (b) Except to the extent specified in the Grant, Non-Qualified Stock Options will be subject to the same restrictions on non-transferability that apply to Incentive Stock Options. The Committee shall prescribe such rules and procedures as it deems appropriate regarding the transfer of Non-Qualified Stock Options, taking into account the impact of Section 16 of the Exchange Act, the need to register those shares under the Securities Act of 1933, and applicable State Blue Sky Laws.

 (c) Grants of Restricted Stock and Stock Appreciation Rights shall be subject to such restrictions on transferability as may be imposed in such Grants.

18.   Adjustments.

 (a) In the event of a stock split, stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar change affecting Common Stock, the Committee shall authorize such adjustments as it may deem appropriate with respect to:

   (i)   The number and/or kind of shares covered by each outstanding
Option;

   (ii) The aggregate number and/or kind of shares for which Options may be granted under this Plan; and

   (iii) The exercise price per share in respect of each outstanding
Option.

 Except as set forth above in this Section 18(a), no issuance by the Company of shares of stock of any class, or securities convertible into, or options or warrants to purchase shares of any class of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Grant.

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 (b) The Committee may also make such adjustments in the event of a spinoff (or other distribution) of Company assets to stockholders, other than normal cash dividends.

19.   Effect of Change in Control.

 (a) In the event of a Change in Control (as defined in Paragraph (b) below) of the Company, all Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, all restrictions and conditions of all Grants of Restricted Stock then outstanding shall be deemed satisfied as of the date of the Change in Control, and the Plan shall terminate as of the date of the Change in Control.

 (b) A "Change in Control" shall be deemed to have occurred on:

   (i) The "Distribution Date," as that term is defined in Section
1(h) of the Company's Rights Agreement dated February 7, 1992, as it may be amended from time to time. The definition of "Distribution Date" contained in the Company's Rights Agreement shall continue to apply, notwithstanding the expiration or termination of that agreement; or

   (ii) The date (during any period of two (2) consecutive calendar years) that individuals who at the beginning of such period constituted the Company's Board of Directors, cease for any reason (other than natural causes, including death, disability, or retirement) to constitute a majority thereof; or

   (iii) The date the stockholders of the Company approve:

     (A) A plan of complete liquidation of the Company;

     (B) An agreement for the sale or disposition of all or substantially all of the assets of the Company; or

     (C) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the stock that is outstanding immediately after the merger, consolidation, or reorganization, unless the Board of Directors of the Company determines by a majority vote prior to the merger, consolidation, or reorganization that no Change in Control will occur as a result of such transaction.

20.   Cancellation of Grants.   Except as otherwise provided in the Grant,
the Committee may cancel any unexpired, unpaid, or deferred Grant at any time if the Participant does not comply with all of the terms of the Grant and the following conditions.

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 (a) A Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant's position and responsibilities while employed by the Company, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than five percent (5%) equity interest in the organization or business.

 (b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material, as those terms are used in the Company's Employee Patent and Confidence Agreement, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

 (c) A Participant, pursuant to the Company's Employee Patent and Confidence Agreement, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

 (d) Upon exercise, payment, or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 20 prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award may, at the Committee's discretion, cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

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21.   Notice of Disqualifying Disposition.   A Participant must notify the
Company if the Participant disposes of stock acquired pursuant to the exercise of an Incentive Stock Option issued under the Plan prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale.

22. Amendments and Termination. Except as set forth in Section 14(c), the Board may at any time amend or terminate this Plan. However, no amendment or termination of the Plan may impair the rights of a Participant holding a Grant without his or her consent.

23.   Tax Withholding.

 (a) The Company shall have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

 (b) If Common Stock is used to satisfy the Company's tax withholding obligations, the stock shall be valued at its Fair Market Value when the tax withholding is required to be made.

24.   No Additional Rights.

 (a) Neither the adoption of this Plan nor the granting of any Option or Restricted Stock shall:

   (i) Affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or

   (ii) Confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

 (b) No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate for such shares has been issued to the Participant following the exercise of an Option or the receipt of Restricted Stock.

25.   Securities Law Restrictions.

 (a) No securities shall be issued under this Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal and state securities laws.

 (b) The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

 (c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates to refer to those restrictions.

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

26.   Indemnification.   To the maximum extent permitted by law, the
Company shall indemnify each member of the Committee and of the Board, as well as any other employee of the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

27.   Governing Law.   This Plan and all actions taken thereunder shall be
governed by and construed in accordance with the laws of the State of Delaware.

 To signify its adoption of this Plan, the Company has caused its execution.

                                 MATTEL, INC.,
                                 a Delaware Corporation

                                 /s/ E. Joseph McKay
                                 --------------------------------------
                                 E. Joseph McKay
                                 Senior Vice President, Human Resources

                                 Date:  November 8, 1996
                                        ----------------

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